Exhibit 99.1

TR Findlay: Good morning everyone and thank you for joining today’s call. I am TR Findlay, Vice President and Closed-End Fund Product Specialist with Nuveen Investments. On today’s call, where we will focus on Nuveen Global Value Opportunities Fund (ticker symbol JGV), I am joined by portfolio managers Michael Hart, Ariane Mahler, Managing Directors of Tradewinds Global Investors, an affiliate of Nuveen Investments, and Dave Lamb, Senior Vice President of Financial Modeling and Analysis here at Nuveen.

Thank you all for being here this morning, and welcome.

Before we begin this conference call, we’d like to remind the audience that certain statements made during the call may be considered forward-looking statements. Actual future results or occurrences may differ significantly from those anticipated in any of these forward-looking statements, due to numerous factors. These include, but are not limited to, the effects of changes in market condition, legal and regulatory developments, and other risks and uncertainties which are described more fully in the fund’s regulatory filings made with the SEC, including the annual and semi-annual reports of the fund. I’ll also note important risks specific to this market and the fund at the end of this call. Nuveen and its affiliates undertake no responsibility to update publicly or revise any of these forward-looking statements.

For the latest public information, including third quarter 2012 fund-level commentary, please visit nuveen.com/cef and select JGV on the daily pricing page or the search box.

Michael and Ariane, I’d like to begin today’s call by asking you to give us a snapshot of the global equity and debt markets this year. Michael, how does the market look now and how has it performed overall in 2012?

Michael Hart:

•	2012 is a year that has so far been characterized by stress and high volatility, caused in large part by the European debt crisis.

•	The Eurozone crisis highlights the challenges that exist, in many developed countries, of high levels of indebtedness, sluggish economic growth, and aging populations.

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To combat the financial stress that overwhelmed capital markets during the first half of 2012, governments and their central bankers loosened monetary policies, implemented bond buying programs to calm debt markets, and pursued expansionary fiscal policies.

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That combination of actions was positive for capital markets as evidenced by asset class returns of 13.58% for the MSCI World Index, 4% for domestic investment grade bonds and 12% for high yield bonds for the first nine months of the year.

•	After a challenging 2nd quarter, the 3rd quarter capital market returns were favorable: world equities were up 5.7%, investment grade bonds were up 2.21% and high yield bonds returned 4.62%.

•	Please note that JGV uses a custom benchmark weighted 80% to the MSCI All World Index, 15% to the Barclays Aggregate Index and 5% to the Barclays High Yield Bond Index.

•	As a reference point, global equities finished the third quarter at an average P/E ratio of 14.7, which is inexpensive in our view but not rock-bottom.

Michael, how does this compare to what you expected?

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TR, at Tradewinds, we don’t try to predict the direction of markets, as our investment process is a bottom-up approach to security and portfolio construction. However, we know and recognize that the challenges I previously discussed—high levels of indebtedness in developed world economies, sluggish economic growth, and aging populations—are problems that are not solvable over a couple of quarters or even a couple of years.

As a result, we expect these factors to continue to cause high volatility and stress in global capital markets. One part of the capital markets that most surprised us is the performance of global government bonds. We hold the view that bond markets are over-bought, with yields near historic lows.

TR: Thank you Michael. I’d like to move on now to a more specific discussion, focusing on JGV and your management of the fund.

Six months ago, you and Ariane, as a team, assumed management of the JGV portfolio, though you both have been part of the larger Tradewinds team for much longer than that. Can you talk briefly about the larger team at Tradewinds and the transition that has taken place over the past six months?

Michael Hart:

•	Of course. First off, two experienced sector analysts were hired to replace those who departed.

•	Our core investment team is now comprised of 15 global sector analysts and portfolio managers with more than 14 years of average industry experience, conversant in over 20 languages.

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We hold a Tradewinds global equity meeting daily to discuss investments: portfolios, opportunities and risks; the focus of these meetings is to communicate ways to preserve and grow the wealth of our clients

•	Finally, we continue to execute a bottom-up investment strategy for security selection and portfolio construction

TR: Can you tell us what adjustments, if any, you’ve made to the approach to the fund’s portfolio in the past few quarters, and what has stayed the same?

Michael Hart

•	It’s business as usual managing JGV. The only difference is that during the second quarter 2012, the PM team temporarily stopped writing covered calls.

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The fund’s investment strategy has stayed the same, though we are typically a very active manager as evidenced by the Fund’s turnover rate of approximately 60%. JGV has a global orientation with a fair amount of flexibility regarding the levels of equity vs. debt and the use of options and short selling.

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We’ve taken advantage of volatility to take profits when securities reach our target valuations, and to establish new positions in areas where securities may not have rallied and/or where we believe securities are attractively valued.

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Like all Tradewinds strategies, the fund is part of our “One Philosophy, One Platform, One Process” approach to global value investing, and benefits from our collective team of research and portfolio experts.

TR: Thank you Michael. The Fund and Tradewinds have experienced positive returns over the three and five year periods and since the Fund’s inception in 2006; the Fund’s performance however, has been more choppy in 2012.

JGV’s market price performance is down -4.56% YTD, which represents a slightly down first quarter, further pressure during the 2nd quarter, and positive performance during the 3rd quarter. On an annualized basis, JGV’s one-year price performance is -0.95%, its three year price performance is 3.42%, it’s five year market price performance is 4.67% and since inception, its market price return has been +4.11%.

The fund’s NAV performance is up 1.97% year to date, with first quarter up, second quarter down, and third quarter up again. Again on an annualized basis, JGV has posted a one-year performance of +4.05% at NAV, a three-year return of 4.24% at NAV, a five year return of 3.43% and a since inception NAV return of 5.62%.

For the audience, please note that all performance figures are through September 30, 2012 unless otherwise noted and can be found at Nuveen.com.

Ariane, turning to you — could you discuss the fund’s current positioning and more recent performance?

Ariane Mahler

•	Sure TR.

•	We are heavier on equities overall in the portfolio right now – due to absolute and relative yield differential; the current allocation stands at 82% equities, 11.5% bonds.

•	Our top sectors currently are Materials, Telecom, Energy and Industrials.

•	We are allocated at 19% in Materials with a heavy allocation to precious metals stocks — JGV currently has about 15% of assets invested in gold companies for the following reasons:

•	1) Global interest rates are low

•	2) Global inflationary pressures continue

•	3) Gold companies continue to struggle to produce enough gold to satisfy demand for the “yellow metal”

•	4) Major gold companies are valued at a 30% to 40% discount to net-asset-value

•	We are currently overweight positions in gold companies: Kinross Gold, Newcrest Mining, Barrick Gold.

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12% of the Fund’s portfolio is allocated to utilities — we believe utilities are significantly undervalued at 0.5x book; and also telecoms at 10-11x earnings. Both sectors are comprised of companies that operate as monopolies or oligopolies with high barriers to entry. They tend to generate strong cash flow and high dividends; in the case of our telecom or utilities investments in emerging markets, they tend to benefit from positive demographic trends and pent-up demand for better infrastructure.

•	The remainder of the portfolio is allocated 10 in Telecom 7% in financials, and 7% in industrials.

•	As you know, by policy the fund may opportunistically sell call options; currently calls are written against 10% of JGV’s portfolio

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Our approach to active management may be expected to create some differences between our portfolios and their respective benchmarks, which we believe have benefitted clients over the long term, and which we hope will continue into the future

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As of September 30 the Fund is up 780 bps at NAV for the quarter while up just 197 bps at NAV year-to-date. Through September 30, the Fund’s blended benchmark has returned 6.03% for the third quarter and 12.02% year-to-date. As a reminder, the blended benchmark is comprised of 80% MSCI All Country World Index (the ACWI), 15% Barclays U.S. Aggregate Bond Index and 5% Barclays U.S. Corporate Bond Index.

TR: Thank you.

To move on, the fund has the ability to write calls. Ariane, can you speak to that aspect of the portfolio a bit?

Ariane Mahler:

•	Sure. We see value in today’s markets…. Lots of opportunity for share prices to run up right now so we haven’t wanted to clip that, based on our expectations.

•	We have some written (short) calls in the portfolio now, on positions where we thought there were good rallies and that the securities approached what we believed to be their fair values.

•	When we see such increased valuations, we may write calls, trim positions, or some of both.

•	We see call writing as a diversified component of the portfolio

•	We typically will write calls when a security’s price approaches what we believe to be the fair value of the underlying security

•	We typically also vary the expiration dates to diversify the call risk.

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Higher dividend stocks tend to be less volatile than those with lower dividends, and lower volatility often translates into lower call premiums; the result is more premium potential for writing calls against lower dividend-yielding equities

TR: Thank you. Can you tell us a bit more about when you use each (trim / write a call / short) to express a view?

Ariane Mahler:

•	As we said, we see value in today’s markets, but when we see valuations really getting up there –– that is an indicator for us to trim / sell outright / or to short.

TR: Thanks Michael / Ariane. Finally, what is your outlook for the market, and how are you positioning the fund in light of your market outlook?

Ariane Mahler:

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We see the market moving to areas such as emerging market companies and natural resources that may be perceived as risky but we believe are actually LESS risky because of the low-attractive valuations than many of the traditional safe-haven assets, such as US treasuries with low yields that have been demanded so strongly and for so long.

•	We favor equities vs. fixed income – the current yield on the S&P 500 is 2.23% versus the yield on the US Treasury 10-year bond of 1.61%.

•	We believe value equities, with their higher dividend yields, should perform well as incremental buyers of investments may prefer dividend yielding stocks versus lower yielding, safe haven treasuries.

•	From a fund positioning standpoint, we believe in companies exposed to growing populations with rising purchasing power

•	We believe that equity looks more attractive than fixed income right now because equity dividend yields are now in excess of Treasury yields.

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We like sectors where they are basic needs, defensive characteristics, with goods or services that are not replaceable or have high replacement value features as scarcity of product can be valuable from pricing and earnings sustainability perspectives.

•	We are actively buying on price weakness in securities that are identified by our research analysts as strong buys or buys. From a sector standpoint, we are long on materials and energy equities

•	We are short on discretionary spending-oriented equities because of slowing global growth and high valuations, such as Starbucks, which is currently valued on a trailing 12-month p/e basis of 28.4.

TR: Thank you Ariane, that was informative and very insightful.

I’d like to now turn the call over to Dave Lamb from Nuveen Investments, who will give us an update on JGV’s distributions.

DL: Thank you TR. I am now going to briefly discuss the distribution framework for JGV along with some specifics regarding its distributions to date.

The Fund operates under a managed distribution policy and declares distributions quarterly. Broadly defined, managed distributions are regular fund distributions where a portion, or possibly all, of the payment is derived from a source other than net investment income. Typically, the regular distribution will include net investment income along with a supplemental amount which may include realized gains or a return of capital. The return of capital component may represent unrealized gains, or in some cases, a return of the shareholders original principal. Nuveen generally implements a managed distribution policy for those funds where capital appreciation is a significant component of a fund’s overall return. The goal is to monetize actual and expected long-run returns in the form of a regular distribution, and to provide investors with alternatives to traditional sources of income with strategies that have a significant capital appreciation component.

The Nuveen process for managed distributions begins with developing a long-run return expectation for each fund based on historical and forecasted net returns. These long-run return forecasts are applied against the fund’s net asset value to arrive at the distribution amount per share. Ideally, this amount would remain relatively stable over time, but we understand return patterns are not necessarily linear. Our managed distribution framework allows for some return variability, both positive and negative, before adjustments are considered. Generally, per share distribution adjustments are considered under two scenarios. First, if actual returns vary from forecasted returns by an amount outside of our tolerance level, and second, if we make adjustments to long-run return forecasts during our annual review process. These forecasts are based on long-run return expectations so we expect any adjustments to occur relatively infrequently.

JGV implemented its managed distribution beginning with the June 2007 quarterly amount. When the net asset value of JGV began to decline in 2008, the Fund reduced its quarterly amount beginning with the 3rd quarter distribution. At the time, the long-run return expectations had not changed, but the Fund’s net asset value, upon which the return expectation was applied, had declined. This resulted in a reduced distribution amount per share. During 2008, the NAV total return was -23.76% and the quarterly distributions were adjusted substantially in both the 3rd and 4th quarter of that year. The returns for the Fund recovered in 2009 with a 48.93% return on NAV, and then again in 2010 with a NAV return of 17.75%. With the NAV recovery in 2009 and 2010, the quarterly distribution was increased in the 3rd quarter of 2009 and then twice in 2011. The quarterly distribution was adjusted lower in the 2nd quarter of 2012 to get to the current quarterly amount of 32.00 cents per share. This quarterly amount corresponds to an 8.13% distribution rate using the November 12, 2012 NAV of $15.74 and an 8.79% distribution rate using the November 12, 2012 market price of $14.57. One area of concern with many investors regarding managed distributions is the potential characterization of their distributions as a return of capital.

While in some cases this is a valid concern, we believe investors should view a return of capital in conjunction with the fund’s total return on NAV. If the underlying assets of the fund have produced a total return greater than the distribution rate, a return of capital likely represents unrealized gains from the portfolio. In this situation an investor may benefit from avoiding taxes on realized capital gains. On the other hand, if the underlying assets of the fund have produced a total return less than the distribution rate, a return of capital likely represents a return of the shareholders original principal. If a fund with a managed distribution consistently pays in excess of its total return, the capital base will erode over time which may impact the future earnings power of the fund.

The tax effects of returns of capital can be particularly cumbersome for some investors. They should consult with a qualified tax advisor to understand treatment of their investment distributions.

Information regarding distributions and other fund data is included on the Nuveen website. With that, I will turn it back to TR.

TR: Thank you Dave.

And thanks to Michael and Ariane, of course, for your discussion on the call today.

I’d now like to open the lines for questions. Operator, can you give our listeners instructions on how to open their line to pose a question to Michael, Ariane, or Dave?

Q&A

TR: Our thanks again to Michael, Ariane, and Dave, and to those of you who took the time to call in today.

As I said at the beginning of the call, I would like to read just a few disclosures before we wrap up today. The comments made today constitute the views and opinions of the presenters based on current market conditions. Information and opinions discussed on the call may be superseded and we don’t undertake any responsibility to update any of this information. The information discussed should not be relied upon as investment advice or recommendations, and is not intended to project the performance of any investment. Individuals should use other information sources– when making an investment decision. Investing also always entails risks.

There can be no assurance that any investment or asset class will provide positive performance over any specific period of time.

An investment in JGV is subject to certain risks, including but not limited to, Investment Risk, Tax Risk, Common Stock Risk, Issuer Credit Risk, Call Option Risks, Derivatives Strategy Risk: ,Value Stock Risks, Convertible Securities Risk, Counterparty Risk, Currency Risk, Warrants and Rights Risks, and Non-U.S. Securities Risk. Shares of any closed-end fund may trade at prices higher or lower than the net asset value, and the value of any closed-end fund may, at any point in time, be worth less than an investor’s original investment. Fund shares are not guaranteed or endorsed by any bank, and are not federally insured by the Federal Deposit Insurance Corporation.

Thank you again for joining us today. For more information on JGV or any Nuveen closed-end fund, please go to www.nuveen.com/cef.

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